EXHIBIT 99.1

         CONSENT TO VOID, CANCEL AND TERMINATE STOCK EXCHANGE AGREEMENT
                             DATED NOVEMBER 18, 1999

         THIS AGREEMENT made this 15th day of May, 2000 between and among AARON TSAI individually, AARON TSAI as the former sole officer and director of MAS ACQUISITION XII CORP n/k/a NETSERV COMMUNICATIONS, INC., an Indiana corporation ("MAS"), MAS Financial Corp., MAS Capital, Inc. and NETSERV CARRIBEAN LIMITED, a Trinidad and Tobago corporation ("Netserv") (collectively the "Parties").

                              W I T N E S S E T H:

         WHEREAS, the Parties agree that certain formalities were not met by the parties to the Stock Exchange Agreement between MAS and Netserv dated November 18, 1999 (the "Agreement"), such that a "closing" never took place; and

         WHEREAS, the Parties agree that the Consulting Agreement dated October 11, 1999 in which MAS Financial Corp. was retained as a consultant to MAS (the "Consulting Agreement") was predicated entirely upon the Agreement; and

         WHEREAS, the Parties believe it in their mutual best interests and desire to void, cancel and terminate the Agreement and the Consulting Agreement ab initio:

         NOW THEREFORE, in consideration of the premises and the agreements and covenants hereinafter set forth as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. The Parties have agreed that certain formalities were not met by the Parties to the Agreement, such that a "closing" never took place. These formalities include, but are not limited to, the inability to and therefore the failure to obtain audited financials of the Parties and the failure to deliver certificates by the Parties. It is therefore in the best interest of the Parties to void, cancel and terminate the Agreement ab initio; and

          2. The Parties have agreed that the Consulting Agreement was entirely predicated upon the Agreement. It is therefore in the best interest of the Parties to void, cancel and terminate the Consulting Agreement ab initio; and

          3. Netserv does hereby void, cancel and terminate the Agreement and the Consulting Agreement ab initio in consideration of all other Parties hereto voiding, canceling and terminating said agreements ab initio, thereby restoring the Parties to their original positions and the Agreement and the Consulting Agreement are hereby declared null and void ab initio and are otherwise cancelled and terminated; and

          4. Aaron Tsai, individually, as former sole officer and director of MAS and also as the sole officer and director of both MAS Financial Corp. and MAS Capital, Inc. does hereby void, cancel and terminate the Agreement and the Consulting Agreement ab initio in consideration of Netserv voiding, canceling and terminating said agreements ab initio, thereby restoring the Parties to their original positions and the Agreement and the Consulting Agreement are hereby declared null and void ab initio and are otherwise cancelled and terminated; and

          5. Netserv represents that each of the officers and directors of Netserv have tendered and hereby do tender their resignations as officers and directors of MAS effective as of November 18, 1999; and

          6. Netserv, at its expense, shall cause the appropriate notice filing to be made with the Securities and Exchange Commission ("SEC") on Form 8K upon execution of this agreement or within the time allotted by the SEC for such filings fully disclosing the foregoing transaction but shall not assume responsibility for any SEC filings on behalf of MAS from the date of execution of this agreement forward; and

          7.   Netserv,  at its  expense,  shall  cause the  appropriate  notice filing to be made with the Indiana Secretary of State, Corporations Division upon execution of this agreement or within the time allotted by the Indiana Secretary of State, Corporations Division for such filings fully disclosing the foregoing transaction and shall take any and all steps required, if any, to restore MAS and Netserv to their original status as if though this transaction never took place but shall not assume responsibility for any filings with the Indiana Secretary of State, Corporations Division on behalf of MAS from the date of execution of this agreement forward; and

          8. Netserv, at its expense, shall cause the appropriate filing to be made with the Indiana Secretary of State, Corporations Division to change the name of Netserv Communications, Inc., an Indiana corporation back to MAS Acquisitions XII Corp. upon execution of this agreement; and

         This agreement shall be governed by the laws of the State of Florida. Any dispute arising hereunder shall be settled by a court of competent jurisdiction located in Palm Beach County, Florida.

         This agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This agreement supersedes any prior written or oral agreements between the parties.


         If any provision of this agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

         The signature of each of the parties hereto constitutes their consent to all of the foregoing.

                                             NETSERV CARRIBEAN LIMITED



By: /s/ Aaron Tsai                           By: /s/Jeannine du Coudray
------------------------------               ---------------------------
Aaron Tsai, Individually, as                 Jeannine du Coudray, President
former sole officer and director of
MAS ACQUISITION XII CORP n/k/a
NETSERV COMMUNICATIONS, INC.,
and as sole officer and director of both
MAS Financial Corp. and
MAS Capital, Inc.